SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

XML - GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-23391 (Commission file number)	84-1434313 (IRS Employer Identification No.)

c/o 880-609 Granville St. Vancouver, British Columbia, Canada  V7Y 1G5
(Address of principal executive offices)                                (Zip Code)

Registrant's telephone number, including area code: (604) 685-5535

(Former name or former address, if changed since last report)

ITEM 6:      RESIGNATION OF DIRECTOR

       On December 17, 2003, Mr. Peter Shandro tendered his resignation as Chairman of the Board and a Director of XML - Global Technologies, Inc. (the "Company").

       In connection with Mr. Shandro's resignation, Mr. Shandro provided the Board of Directors with a memorandum stating that his reasons for resigning were due to irreconcilable differences between himself and the Company's principal shareholders, Paradigm Millennium Fund, L.P. and Paradigm Group II, LLC (hereafter collectively "Paradigm"). The differences relate to the matters to be considered by the Board of Directors in analyzing the Company's business opportunities following the Company's successful completion of the sale of substantially all of its business assets to Xenos Group Inc. effective November 17, 2003.

        At the meeting of the Company's Board of Directors on December 17, 2003, two other directors, Simon Anderson and Robert Gayton, expressed their intention to resign as directors in the near future. Their resignations are not yet effective.

ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c)	Exhibits
	1.0	Memorandum from Peter Shandro to Board of Directors dated December 17, 2003

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XML - GLOBAL TECHNOLOGIES, INC.
Date: December 24, 2003	By: /s/ Simon Anderson
Simon Anderson, Chief Financial Officer